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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 14, 1996

                             NETWORK APPLIANCE, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         California                   0-27130                  77-0307520
(State or other jurisdiction         (Commission           (IRS Employer
   of incorporation)                 File Number)          Identification No.)

319 North Bernardo Avenue, Mountain View, California             94301
(Address of principal executive offices)                       (Zip Code)

Company's telephone number, including area code:   (415) 428-5100


- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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ITEM  5.    OTHER EVENTS.

            Settlement of Whipsaw Litigation

            On August 14, 1996, the Registrant agreed to settle an intellectual property lawsuit brought against it by the Whipsaw Group. In connection with the settlement, the Registrant recorded a pre-tax charge of Four Million Three Hundred Thousand dollars ($4,300,000) in the quarter that ended July 26, 1996. The $4.3 million charge consists of a Three Million Five Hundred Thousand dollar ($3,500,000) payment to the plaintiffs and Eight Hundred Thousand dollars ($800,000) in legal fees. The total settlement with the plaintiffs consists of a single cash payment and releases the Company from all liabilities.

            Resignation of Chief Financial Officer

            On August 14, 1996, Mr. Michael McCloskey, Chief Financial Officer, Vice President, Finance and Operations, and Secretary, announced his intention to leave the Registrant. Mr. McCloskey will continue to serve in these roles for several weeks while the Registrant conducts a search for his successor.

                                       2.
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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


            (a)     Financial Statements of Businesses Acquired. Not applicable.

            (b)     Pro Forma Financial Information. Not applicable.

            (c)     Exhibits:

            Exhibit
            Number

            20.1 Press Release of the Registrant, dated August 14, 1996, regarding the settlement of the Whipsaw litigation.

            20.2 Press Release of the Registrant, dated August 14, 1996, regarding the resignation of Mr. Michael McCloskey.

                                       3.
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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NETWORK APPLIANCE, INC.


Dated:  September 9, 1996             By: /s/ Daniel J. Warmenhoven
                                          ____________________________________
                                          Daniel J. Warmenhoven
                                          President and Chief Executive Officer
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                                  EXHIBIT INDEX

                             DESCRIPTION OF DOCUMENT

Exhibit
Number

20.1 Press Release of the Registrant, dated August 14, 1996, regarding the settlement of the Whipsaw litigation.

20.2 Press Release of the Registrant, dated August 14, 1996, regarding the resignation of Mr. Michael McCloskey.